EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITOR'S

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of EntreMed, Inc. for the registration of 953,751 shares of its Common Stock and to the incorporation by reference therein of our report dated February 10, 1999, with respect to the consolidated financial statements of EntreMed, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities Exchange Commission.


                                            /s/ ERNST & YOUNG LLP
                                            ------------------------------------

June 2, 1999
Atlanta, Georgia